                                                                   EXHIBIT 10.20



================================================================================


                            TEAM RENTAL GROUP, INC.


                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------


                  7.0% Convertible Subordinated Notes due 2003


                          Dated as of December 1, 1996







================================================================================
[Exhibits B, C-1 and C-2 are photocopies of the opinions as delivered.]

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----

1. ISSUANCE OF NOTES............................................................   1
    1.1. Authorization; Conversion of Notes into Class A
         Shares; Etc............................................................   1
    1.2. Purchase and Sale of Notes; the Closing ...............................   1

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............................   2
    2.1. Organization, Qualification, Authorization,
         Capital Stock .........................................................   2
    2.2. Business, Properties and Other Information ............................   3
    2.3. Incorporation, Good Standing and Ownership of
         Subsidiaries ..........................................................   4
    2.4. Financial Statements ..................................................   4
    2.5. Compliance with Laws, Other Instruments, Etc ..........................   5
    2.6. No Defaults Under Existing Debt .......................................   5
    2.7. Governmental Authorizations, Etc ......................................   6
    2.8. Litigation; Observance of Statutes, Regulations
         and Orders ............................................................   6
    2.9. Taxes .................................................................   6
    2.10. Title to Properties ..................................................   6
    2.11. Licenses, Permits, Etc ...............................................   7
    2.12. Compliance with ERISA ................................................   7
    2.13. Private Offering .....................................................   8
    2.14. Use of Proceeds; Margin Regulations ..................................   8
    2.15. Investment Company Act and Holding Company Status, Etc ...............   9
    2.16. Environmental Matters ................................................   9
    2.17. Solvency .............................................................  10
    2.18. Registration Rights ..................................................  10
    2.19. Other Agreements .....................................................  10

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER .............................  11
    3.1. Purchase of Notes .....................................................  11
    3.2. Source of Funds .......................................................  11

4. CONDITIONS OF CLOSING .......................................................  12
    4.1. Proceedings ...........................................................  12
    4.2. Representations and Warranties; No Default ............................  13
    4.3. Opinions of Counsel ...................................................  13
    4.4. Registration Rights Agreement .........................................  13
    4.5. Private Placement Number ..............................................  13
    4.6. Legality ..............................................................  13
    4.7. Payment of Fees .......................................................  14
    4.8. Sale of Notes to Other Purchasers .....................................  14

5. PREPAYMENTS OF NOTES; PURCHASE OF NOTES .....................................  14



                                      (i)

   5.1. Optional Prepayment ....................................................  14
   5.2. Notice of Optional Prepayment ..........................................  15
   5.3. Prepayment in Connection with a Change of Control ......................  15
   5.4. Prepayment in Connection with Failure to Register ......................  16
   5.5. Partial Prepayments Pro Rata ...........................................  16
   5.6. Purchase of Notes ......................................................  16

6. FINANCIAL STATEMENTS AND INFORMATION ........................................  16

7. [INTENTIONALLY OMITTED.] ....................................................  18

8. COVENANTS ...................................................................  18
   8.1. Payment of Principal, Interest and Premium, Etc ........................  18
   8.2. To Keep Books; Payment of Taxes;  Maintenance of
        Properties; Etc ........................................................  18
   8.3. Limitation on Restricted Payments, Etc .................................  19
   8.4. Consolidation, Merger or Disposition of Assets
        as an Entirety .........................................................  21

9. DEFINITIONS .................................................................  21
   9.1. Definitions ............................................................  21
   9.2. Accounting Terms .......................................................  30

10.EVENTS OF DEFAULT; REMEDIES .................................................  31
   10.1. Events of Default; Acceleration of Maturity and
         Rescission ............................................................  31
   10.2. Suits for Enforcement .................................................  33
   10.3. Remedies Cumulative ...................................................  33
   10.4. Remedies Not Waived ...................................................  34

11. CONVERSION AND EXCHANGE OF NOTES; ANTIDILUTION PROVISIONS ..................  34
   11.1. Conversion of Notes ...................................................  34
   11.2. Antidilution Provisions; Accrued Interest and
         Fractional Shares; Mechanics of Conversion; No
         Impairment; Etc .......................................................  34

12. SUBORDINATION OF NOTES .....................................................  41
    12.1. General ..............................................................  41
    12.2. Distribution on Dissolution, Liquidation and
          Reorganization; Subrogation ..........................................  41
    12.3. No Payment in Event of Default on Senior Indebtedness ................  43
    12.4. Payments Permitted ...................................................  44
    12.5. Modification of Terms of Senior Indebtedness .........................  44

13. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
    RESTRICTIVE LEGENDS TRANSFER RESTRICTIONS ..................................  44


                                      (ii)

14. LOST, ETC., NOTES ..........................................................  45

15. AMENDMENT AND WAIVER .......................................................  46

16. HOME OFFICE PAYMENT ........................................................  47

17. LIABILITIES OF THE PURCHASER ...............................................  47

18. CERTAIN TAXES ..............................................................  47

19. MISCELLANEOUS ..............................................................  48
    19.1. Expenses .............................................................  48
    19.2. Reliance on and Survival of Representations ..........................  49
    19.3. Successors and Assigns ...............................................  49
    19.4. Communications .......................................................  49
    19.5. Consent to Jurisdiction; Service of Process;
          Waiver of Jury Trial .................................................  50
    19.6. Indemnification ......................................................  50
    19.7. Governing Law ........................................................  51
    19.8. Headings .............................................................  51
    19.9. Counterparts .........................................................  51


SCHEDULE I    --  Names and Addresses of Purchasers

EXHIBIT A     --  FORM OF NOTE
EXHIBIT B     --  FORM OF OPINION OF SPECIAL COUNSEL
                    TO THE PURCHASERS
EXHIBIT C-1   --  FORM OF OPINION OF TRANSACTION COUNSEL
                    TO THE COMPANY
EXHIBIT C-2   --  FORM OF OPINION OF COUNSEL TO THE COMPANY
EXHIBIT D     --  FORM OF REGISTRATION RIGHTS AGREEMENT
SCHEDULE 2.1  --  OUTSTANDING CONVERTIBLE SECURITIES,
                    OPTIONS, ETC.
SCHEDULE 2.3  --  SUBSIDIARIES
SCHEDULE 2.6  --  EXISTING DEBT
SCHEDULE 2.8  --  LITIGATION
SCHEDULE 2.11 --  LICENSES, PERMITS
SCHEDULE 2.16 --  ENVIRONMENTAL MATTERS
SCHEDULE 2.18 --  REGISTRATION RIGHTS



                                      (iii)

                            TEAM RENTAL GROUP, INC.
                          125 Basin Street, Suite 210
                            Daytona Beach, FL 32114

                            NOTE PURCHASE AGREEMENT

                                                          As of December 1, 1996

TO THE PURCHASER WHOSE NAME
  APPEARS IN THE ACCEPTANCE
  FORM AT THE END HEREOF

Ladies and Gentlemen:

     TEAM RENTAL GROUP, INC., a Delaware corporation (the "COMPANY"), hereby agrees with you as follows:

1.   ISSUANCE OF NOTES.

1.1. AUTHORIZATION; CONVERSION OF NOTES INTO CLASS A SHARES; ETC.

     The Company has duly authorized the issue and sale of $80,000,000 aggregate principal amount of its 7.0% Convertible Subordinated Notes due 2003 (the "NOTES"), each such Note to be substantially in the form of Exhibit A attached hereto. As used herein, the term "NOTES" means all notes originally issued pursuant to this Agreement and the other agreements referred to in Section 2.19 and all notes delivered in substitution or exchange for any such notes and, where applicable, includes the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Section 9.

     As provided in Section 11, the Notes are convertible into shares of the Class A Common Stock, par value $.01 per share, of the Company (the "CLASS A SHARES") at an initial Conversion Price of $20.07 per share. The Company is obligated to file a Shelf Registration (as defined in the Registration Rights Agreement referred to below) in respect of Class A Shares issuable upon conversion of the Notes. Under circumstances described in Exhibit A, the interest rate on the Notes is subject to adjustment from time to time if such Shelf Registration has not become effective.

1.2. PURCHASE AND SALE OF NOTES; THE CLOSING.

     Subject to the terms and conditions hereof, the Company hereby agrees to sell to you, and you agree to purchase from the Company, the aggregate principal amount of Notes as set forth opposite your name in Schedule I attached hereto, at a purchase price equal to 100% of the principal amount of each Note being purchased by you. The closing of such purchase shall be held at 10:00 A.M., New York time, on December 18, 1996 or on such later

Business Day as may be agreed to by you and the Company (the "CLOSING DATE"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, NY 10022.

     On the Closing Date, the Company will deliver to you one or more Notes, dated the Closing Date and registered in your name or in the name of one or more of your nominees, in any denominations (in a minimum amount of $500,000) and in the aggregate principal amount to be purchased by you, all as you may specify by timely notice to the Company (or, in the absence of such notice, one Note registered in your name), in each case against your delivery to the Company of immediately available funds in the amount of the purchase price of such Notes, such delivery to be by wire transfer to American National Bank, Jacksonville, Florida, ABA No. 063005440, for credit to Tomoka State Bank, Account No. 408019258-01, for the account of Team Rental Group, Inc., Account No. 1006320.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you as follows:

2.1. ORGANIZATION, QUALIFICATION, AUTHORIZATION, CAPITAL STOCK.


     A. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement, the Notes and the Registration Rights Agreement and to perform the provisions hereof and thereof. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification, except where the failure to be so qualified individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     B. The execution, delivery and performance of this Agreement, the Notes and the Registration Rights Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement is, and the Notes and the Registration Rights Agreement when executed and delivered by the Company will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as enforceability of the indemnity provisions contained in the Registration Rights Agreement may be limited by public policy considerations.

            C. The authorized capital stock of the Company consists of:
20,000,000 shares of Common Stock, of which 17,500,000 shares are Class A Shares and 2,500,000 shares are Class B Common Stock, par value $.01 per share (the "CLASS B SHARES"), and 250,000 shares of Preferred Stock, par value $.01 per share; and 9,314,183 Class A Shares, 1,936,600 Class B Shares and no shares of Preferred Stock are issued and outstanding. All of such issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Except as described in Schedule 2.1, as of the Closing Date the Company will have no outstanding securities (other than the Notes) convertible into or exchangeable for any shares of its capital stock or any preemptive or other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock. As of the Closing Date, all Class A Shares initially issuable upon conversion of the Notes will have been reserved for issuance (as of December 17, 1996, at least 3,986,049 Class A Shares are deemed to be so issuable) upon such conversion and, when so issued, will be fully paid and nonassessable.

2.2. BUSINESS, PROPERTIES AND OTHER INFORMATION.

     The Company is subject to the reporting requirements of the Exchange Act and has delivered to you copies of the following reports and proxy statement filed with the Commission:

            A. its Annual Report on Form 10-K for its fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of said Act;

            B. its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, June 30 and September 30, 1996, each filed pursuant to Section 13(a) of said Act;

            C. its Current Reports on Form 8-K dated as of February 27, 1996 (as amended), February 29, 1996, August 1, 1996 and November 26, 1996; and

            D. the Proxy Statement for its 1996 Annual Meeting of Stockholders, filed pursuant to Section 14 of said Act.

Said reports and proxy statement comprise all reports and proxy statements required to be filed by the Company with the Commission under the Exchange Act since December 31, 1995 and are collectively called the "SEC REPORTS", which term shall also include on the Closing Date all further reports and proxy statements which the Company may theretofore have furnished to you pursuant to
Section 6D.

     None of the SEC Reports listed above contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The Company knows of no facts not disclosed in the SEC Reports listed above which, so far as the Company can now foresee, could reasonably be expected to have a Material Adverse Effect.

2.3. INCORPORATION, GOOD STANDING AND OWNERSHIP OF SUBSIDIARIES.

     Schedule 2.3 is a complete and correct list of Subsidiaries of the Company, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of securities of such Subsidiary owned by the Company and each other Subsidiary of the Company. All of the outstanding shares of each of the Subsidiaries shown in Schedule 2.3 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and, except as set forth in Schedule 2.3, are owned by the Company or another Subsidiary free and clear of any Lien. No shares of the Company are owned by any of its Subsidiaries.

     Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or nature of the business transacted by it requires such qualification, except where the failure to be so qualified individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts.

2.4. FINANCIAL STATEMENTS.

     The Company has delivered to you copies of

           A. the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1993, December 31, 1994 and December 31, 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ending on such dates, all with reports thereon of Deloitte & Touche LLP, independent public accountants; and

           B. the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1996 and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal quarter and nine-month period then ended.

All such financial statements (including any related schedules and notes) present fairly the consolidated financial condition of the Company and its Subsidiaries as of the respective dates of such consolidated balance sheets and the consolidated results of their operations for the periods ended on said dates and have been prepared in accordance with GAAP consistently applied by the Company and its Subsidiaries throughout the periods involved (subject to normal year-end audit adjustments). There has been no material adverse change in the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries since December 31, 1995 from that set forth in the financial statements as of and for the fiscal year ended on said date.

2.5. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by the Company of this Agreement, the Notes and the Registration Rights Agreement will not: (A) conflict with the Certificate of Incorporation or by-laws of the Company or any Subsidiary; (B) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, bank loan or credit agreement, or any other agreement or instrument to which the Company or any Subsidiary is a party or by which their respective properties may be bound or affected; or (C) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Company or any Subsidiary or violate any provision of any law, statute, rule or regulation of any Governmental Body applicable to the Company or any Subsidiary.

     As used in this Agreement, the term "GOVERNMENTAL BODY" includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and the term "ORDER" includes any written order, writ, injunction, decree, judgment, award, penalty, determination, direction or demand.

2.6. NO DEFAULTS UNDER EXISTING DEBT.

     Schedule 2.6 is a complete and correct list of all outstanding Debt of the Company and each Subsidiary as of the dates therein stated, showing as to each item the obligor, the obligee, the aggregate principal amount outstanding and the final maturity date and a brief description of any security therefor.
All such Debt is Senior Indebtedness, except as indicated in

Schedule 2.6. Neither the Company nor any Subsidiary is in default (whether or not waived) in the performance or observance of any of the material terms, covenants or conditions contained in any instrument evidencing any Debt and no event has occurred and is continuing which, with the giving of notice or the lapse of time or both, would become such a default.

2.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

     No consent, approval or authorization of, or registration or filing with, any Governmental Body is required to be obtained by the Company in connection with the performance of this Agreement, the Notes or the Registration Rights Agreement except as contemplated herein or therein.

2.8. LITIGATION; OBSERVANCE OF STATUTES, REGULATIONS AND ORDERS.

     Except as set forth in Schedule 2.8, there are no actions, suits or proceedings (including counterclaims) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits or proceedings which in the aggregate, if adversely determined, could not be reasonably expected to have a Material Adverse Effect.

     Neither the Company nor any Subsidiary is in default under any Order of any court, arbitrator or Governmental Body or is in violation of any statute, rule or regulation of any Governmental Body, except for possible defaults or violations which, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

2.9. TAXES.

     The Company and its Subsidiaries have filed all tax returns in all jurisdictions in which such returns are required to have been filed by them and have paid all taxes, assessments, fees and governmental charges due and payable with respect to such returns to the extent the same have become due and payable and before they have become delinquent, other than those being contested in good faith by appropriate means and with respect to which the Company or a Subsidiary, as the case may be, has set aside on its books adequate reserves in conformity with GAAP.

2.10. TITLE TO PROPERTIES.

     The Company and each Subsidiary has good and marketable title to their respective real properties and own free and clear of any Liens their respective other properties reflected in the consolidated balance sheet as at December 31, 1995, described in Section 2.4A, or purported to have been acquired by the Company or such Subsidiary after said date (other than properties and assets disposed of in the ordinary course of business).

2.11. LICENSES, PERMITS, ETC.

     The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, proprietary software, copyrights, trademarks and trade names, or rights thereto, material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole, without known conflict with the rights of others, and, except as set forth on Schedule 2.11, there are no written agreements providing for the expiration or termination of any of the same prior to the final maturity of the Notes.

2.12. COMPLIANCE WITH ERISA.

     A. The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan other than such liabilities as would not be individually or in the aggregate material, and to the Company's knowledge, no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     B. The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

     C. The Company and its ERISA Affiliates have not incurred withdrawal liabilities under Section 4201 of ERISA and are not subject to contingent withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     D. The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     E. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Subsection E is made in reliance upon and subject to the accuracy of your representation in Section 3.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

2.13. PRIVATE OFFERING.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the other purchasers listed in Schedule I and not more than eight other institutional investors. Neither the Company nor anyone acting on its behalf has taken, or will take, any action which would cause an exemption from the registration requirements of Section 5 of the Securities Act to be inapplicable to the issuance or sale of the Notes or the Class A Shares issuable upon conversion of the Notes.

2.14. USE OF PROCEEDS; MARGIN REGULATIONS.

     The Company will use the proceeds of the issuance of the Notes to repay existing Debt, to fund the expansion of its retail car sales operations and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of such existing Debt was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207, as amended), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the assets of the Company and its Subsidiaries, and the Company does not presently intend that margin stock will constitute more than 20% of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in the aforementioned Regulation G.

2.15. INVESTMENT COMPANY ACT AND HOLDING COMPANY STATUS, ETC.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

2.16. ENVIRONMENTAL MATTERS.

     A. The operations of the Company and its Subsidiaries comply with all Environmental Laws and all other applicable Requirements of Law concerning environmental health and safety, except where the failure so to comply individually and in the aggregate could not be reasonably expected to have a Material Adverse Effect.

     B. In addition and without limitation to the foregoing, except as set forth on Schedule 2.16:

           (1) neither the Company nor any Subsidiary, nor any property or operations currently owned or leased by the Company or any Subsidiary, is subject to, and no property or operations formerly owned or leased by the Company or any Subsidiary during such period of ownership or lease were to the Company's knowledge subject to, any Order from or agreement with any court, arbitrator or Governmental Body of competent jurisdiction or subject to any judicial or docketed administrative proceeding respecting
      (x) any Environmental Law or any other environmental or health or safety Requirement of Law, (y) any action required to clean up, remove, treat or in any other way address Contaminants in the environment or (z) any written claim under any Environmental Law arising from the release or threatened release of a Contaminant into the environment;

           (2) all necessary authorizations, consents, permissions, licenses and agreements required by Environmental Laws (collectively "ENVIRONMENTAL CONSENTS") have been lawfully obtained by the Company and its Subsidiaries except Environmental Consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect, and all Environmental Consents are valid and subsisting and are in full force and effect;

           (3) the Company and its Subsidiaries have complied in all material respects with all conditions attaching to Environmental Consents (whether such conditions are expressly imposed or implied by statute) and the Company is not aware of any circumstances which would render it impossible for the Company or any Subsidiary to comply with such conditions in the future;

           (4) neither the Company nor any Subsidiary has received any written notice, Order, correspondence or communication from any Governmental Body in respect of any Environmental Consent revoking, suspending, modifying or varying the same, or threatening to do so, and the Company does not know of any reason for any Environmental Consent to be revoked, suspended, modified or varied;

           (5) neither the Company nor any Subsidiary has received any written communication in any form from any Governmental Body in respect of any violation of any Environmental Law; and the Company is not aware of any circumstances which would be reasonably expected to give rise to such a communication being received, or of any intention on the part of any competent authority to deliver any such communication;

           (6) to the Company's knowledge, no site owned or occupied by the Company or any Subsidiary has been used for the deposit of waste during the ownership or occupation of the Company or any Subsidiary except for such usage in accordance with Environmental Law or pursuant to all requisite material consents thereunder;

           (7) to the Company's knowledge, all Contaminants produced in the course of the businesses of the Company and its Subsidiaries have been lawfully disposed of; and

           (8) to the Company's knowledge, the Company and its Subsidiaries have at all times supplied to the competent authorities such information as is required by Environmental Laws, and all such information given was correct at the time such information was supplied.

2.17. SOLVENCY.

     The Company is, and after giving effect to the issuance of the Notes on the Closing Date will be, a "solvent institution", as said term is used in Section 1405(c) of the New York Insurance Law, whose "obligations . . . are not in default as to principal or interest", as said terms are used in said Section 1405(c).

2.18. REGISTRATION RIGHTS.

     Except as set forth in Schedule 2.18 and as contemplated by this Agreement and the Registration Rights Agreement no Person has the right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including securities evidencing Debt) of the Company.

2.19. OTHER AGREEMENTS.

     Concurrently with the execution and delivery of this Agreement, the Company is entering into Note Purchase Agreements identical to this Agreement (except as to the identity of the purchasers and the aggregate principal amount and series of Notes to be purchased) with the other purchasers named in Schedule I. The sales to you and said other purchasers are to be separate and several sales.

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     You represent and warrant to the Company as follows:

3.1. PURCHASE OF NOTES.

     You are acquiring the Notes being purchased by you on the Closing Date without a view to the resale or distribution thereof, provided that the disposition of your property shall at all times be within your control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Company is not required to register the Notes.

     You have had the opportunity to ask management of the Company questions regarding the business and financial condition of the Company and the offering of the Notes.

3.2. SOURCE OF FUNDS.

     At least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

           A. the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the Closing Date; or

            B. the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

           C. the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this Subsection C; or

           D. the Source is a governmental plan; or

           E. the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Subsection E; or

           F. the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 3.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

4.   CONDITIONS OF CLOSING.

     Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction on or before the Closing Date of the following conditions:

4.1. PROCEEDINGS.

     All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory in form and substance to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers as you may reasonably request related thereto.

4.2. REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

     The representations and warranties contained in Section 2 shall (except as expressly affected by the transactions contemplated hereby) be true on and as of the Closing Date as if made on and as of the Closing Date; the Company shall have performed all agreements to be performed by it under this Agreement on or before the Closing Date; there shall exist on the Closing Date no Default or Event of Default; since September 30, 1996, the Company shall not have made any Restricted Payment that would have been prohibited by Section 8.3 if said Section had been in effect at all times since that date or consolidated with, merged with or into, or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to any Person, whether or not permitted by Section 8.4; and the Company shall have delivered to you an Officer's Certificate, dated the Closing Date, to each such effect.

4.3. OPINIONS OF COUNSEL.

     You shall have received from (A) Willkie Farr & Gallagher, who are acting as your special counsel in connection with the transactions contemplated hereby,
(B) King & Spalding, counsel to the Company in connection with such transactions, and (C) Kenneth M. Lipowitz Esq., counsel for the Company, opinions substantially in the respective forms of Exhibits B, C-1 and C-2 attached hereto, each dated the Closing Date and addressed to you. Each such opinion shall also cover such other customary legal matters as you may reasonably request. The Company hereby instructs its counsel to deliver such opinion to you.

4.4. REGISTRATION RIGHTS AGREEMENT.

     A Registration Rights Agreement, substantially in the form of Exhibit D attached hereto (the "REGISTRATION RIGHTS AGREEMENT"), shall have been executed and delivered and shall be in full force and effect.

4.5. PRIVATE PLACEMENT NUMBER.

      The Notes shall have been assigned a Private Placement Number by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Securities Commissioners).

4.6. LEGALITY.

     On the Closing Date, the Notes to be purchased by you hereunder shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort, unless you so choose, to any so-called basket or leeway provision of said laws, such as Section 1405(a)(8) of the Insurance Law of the State of New York), and you shall have received such certificates or other evidence as you may reasonably request demonstrating the legality of such purchase under such laws.

4.7. PAYMENT OF FEES.

     The Company shall have paid the fees and disbursements of your special counsel as contemplated by the second paragraph of Section 19.1.

4.8. SALE OF NOTES TO OTHER PURCHASERS.

     The Company shall sell to the other purchasers referred to in Section 2.19 the Notes respectively to be purchased by them pursuant to the other agreements referred to in said Section.

5.   PREPAYMENTS OF NOTES; PURCHASE OF NOTES.

     In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company may make optional prepayments in respect of the Notes and under certain circumstances may be required to offer to prepay Notes, all as hereinafter provided.

5.1. OPTIONAL PREPAYMENT.

     Upon notice given as provided in Section 5.2, the Company may at any time on or after December 1, 1999 prepay the Notes as a whole, or from time to time in part (in a minimum amount of $1,000,000 and otherwise in integral multiples of $100,000), in each case at the principal amount to be prepaid, together with interest accrued thereon to the date fixed for such prepayment, plus the applicable prepayment premium (expressed as a percentage of the principal amount so to be prepaid) indicated below:


                     Prepayment Date                      Prepayment Premium
                     ---------------                      ------------------
             December 1, 1999 to November 30, 2000               3.50%
             December 1, 2000 to November 30, 2001              2.333%
             December 1, 2001 to November 30, 2002              1.170%
             December 1, 2002 and thereafter                    0.000%


provided that prior to December 1, 2001 Notes may not be prepaid pursuant to this Section unless the Closing Price per Class A Share for a period of 10 consecutive Trading Days commencing 20 Trading Days before the date of the Company's notice pursuant to Section 5.2 in respect of such prepayment was at least 150% of the Conversion Price then in effect.

5.2. NOTICE OF OPTIONAL PREPAYMENT.

     The Company shall call Notes for prepayment pursuant to Section 5.1 by giving written notice thereof to each holder of the Notes, which notice shall be given not less than 30 nor more than 60 days prior to the date fixed for such prepayment and shall specify the principal amount so to be prepaid and the date fixed for such prepayment and the prepayment premium in respect of such prepayment. Each notice of a prepayment to be made prior to December 1, 2001 shall be accompanied by a certificate of a Senior Financial Officer showing the Closing Price for each of the relevant Trading Days as required by Section 5.1.

     Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to the date fixed for such prepayment, plus the prepayment premium with respect thereto shall become due and payable on the specified prepayment date.

5.3. PREPAYMENT IN CONNECTION WITH A CHANGE OF CONTROL.

     Promptly and in any event within 20 days after the occurrence of a Change of Control, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (a) refer specifically to this Section 5.3, (b) describe the Change of Control in reasonable detail and specify the Change of Control Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (c) offer to prepay all Notes at the price specified below on the date therein specified (the "CHANGE OF CONTROL PREPAYMENT DATE"), which shall be a Business Day not less than 30 nor more than 60 days after the date of such notice. Each holder of a Note will notify the Company of such holder's acceptance (indicating the aggregate principal amount of notes to be prepaid) or rejection of such offer by giving written notice of such acceptance or rejection to the Company at least five days prior to the Change of Control Prepayment Date (the "RESPONSE DATE"), except that the failure by any such holder to respond in writing to such offer on or before the Response Date shall be deemed to be a rejection of such offer by such holder in respect of such Change of Control.

     On the Change of Control Prepayment Date the Company will prepay all of the Notes held by the holders as to which such offer has been accepted, at the principal amount of each such Note, together with interest accrued thereon to the Change of Control Prepayment Date, plus a premium equal to 1% of such principal amount.

     If any holder shall reject such offer, such holder shall be deemed to have waived its rights under this Section 5.3 to require prepayment of all Notes held by such holder in respect of such Change of Control but not in respect of any subsequent Change of Control.

5.4. PREPAYMENT IN CONNECTION WITH FAILURE TO REGISTER.

     If the Shelf Registration (as defined in the Registration Rights Agreement) has not been declared effective on or before December 31, 1997, the Company will give immediate written notice thereof to the holders of all outstanding Notes, which notice shall (a) refer specifically to this Section 5.4, (b) specify the Registration Failure Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (c) offer to prepay all Notes at the price specified below on the date therein specified (the "REGISTRATION FAILURE PREPAYMENT DATE"), which shall be January 30, 1998. Each holder of a Note will notify the Company of such holder's acceptance (indicating the aggregate principal amount of notes to be prepaid) or rejection of such offer by giving written notice of such acceptance or rejection to the Company on or before January 23, 1998 (the "RESPONSE DATE"), except that the failure by any such holder to respond in writing to such offer on or before the Response Date shall be deemed to be a rejection of such offer by such holder in respect of such failure to register.

     On the Registration Failure Prepayment Date the Company will prepay all of the Notes held by the holders as to which such offer has been accepted, at the principal amount of each such Note, together with interest accrued thereon to the Registration Failure Prepayment Date, but without prepayment premium.

     If any holder shall reject such offer, such holder shall be deemed to have waived its rights under this Section 5.4 to require prepayment of all Notes held by such holder in respect of such failure to register.

5.5. PARTIAL PREPAYMENTS PRO RATA.

     Upon any prepayment of less than all of the outstanding Notes pursuant to
Section 5.1, the principal amount so prepaid shall be allocated to all Notes at the time outstanding ratably in proportion to the respective unpaid principal amounts thereof.

5.6. PURCHASE OF NOTES.

     The Company will not, and will not permit any of its Subsidiaries to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement.

6.   FINANCIAL STATEMENTS AND INFORMATION.

     The Company will furnish to you, so long as you and the other purchasers listed on Schedule I, shall in the aggregate, continue to hold any combination of Notes (on an As Converted Basis) or Class A Shares representing at least 25% of the Class A

Shares initially issuable upon conversion of all Notes (subject to adjustment from time to time pursuant to Section 11.2):

           A. promptly upon their becoming publicly available and in any event within 105 days after the end of each fiscal year of the Company, copies of a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures as of the end of and for the previous fiscal year and all accompanied by a report of independent public accountants of recognized national standing selected by the Company, which report shall state that such financial statements have been prepared in accordance with GAAP, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
      Act) prepared in accordance with the requirements therefor and filed with the Commission, together with the accountant's certificate described in Subsection C below, shall be deemed to satisfy the requirements of this
      Section 6A; and

            B. promptly upon their becoming publicly available and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter) in each fiscal year of the Company, copies of an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal quarter and the related unaudited consolidated statements of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for such fiscal quarter and the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the previous fiscal year, and all certified by a Senior Financial Officer to present fairly in all material respects the information contained therein, in each case in accordance with GAAP, subject to normal year-end audit adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6B;

           C. concurrently with each delivery of financial statements or reports required to be furnished pursuant to Subsections A and B above, a certificate of a Senior Financial Officer stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default has occurred during such period, or, if any Default or Event of Default shall have occurred, specifying all of the same and the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto; and

            D. promptly upon their becoming publicly available,

                 (1) copies of all other financial statements sent or made
            available by the Company or a Subsidiary to its equity or other security holders (other than the Company or another Subsidiary), all regular and periodic reports and proxy statements, and all registration statements and prospectuses, if any, filed by the Company or any Subsidiary with any securities exchange or with the Commission, and

                 (2) copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public relating to financial matters or to other Material developments in the business of the Company or any Subsidiary.

     The Company also agrees to provide, at any time that it is not subject to
Section 13 or 15(d) of the Exchange Act to any prospective transferee of a Note designated by a holder thereof information satisfying the requirements of subsection (d)(4)(i) of Rule 144A of the Commission or any similar rule then in effect.

7.   [INTENTIONALLY OMITTED.]

8.   COVENANTS.

     The Company covenants and agrees that so long as any of the Notes shall be outstanding:

8.1. PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM, ETC.

     The Company will duly and punctually pay the principal of, interest and premium, if any, on, the Notes in accordance with the terms of the Notes and this Agreement.

8.2. TO KEEP BOOKS; PAYMENT OF TAXES;  MAINTENANCE OF PROPERTIES; ETC.

     The Company will, and will cause each Subsidiary to,

           A. keep proper books of record and account, and keep appropriate reserves, all in accordance with GAAP;

           B. pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, when due and so long as the same can be paid without interest or penalty, as well as all lawful claims for labor, materials and supplies which, if unpaid, could by law become a Lien upon its property, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall be contested on a timely basis in good faith by appropriate proceedings (so long as the enforcement of any Lien arising out of such nonpayment shall be stayed during any proceedings) and if appropriate reserves, to the extent required by GAAP, shall have been made therefor; and

           C. maintain and keep, or cause to be maintained and kept, its material properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this Subsection shall prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any such properties if such discontinuance is, in the opinion of the Company, in the best interest of the Company and its Subsidiaries taken as a whole.

8.3. LIMITATION ON RESTRICTED PAYMENTS, ETC.

      The Company will not, and will not permit any Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to the holders of, Capital Stock of the Company, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company (other than the BRAC Warrant), (iii) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to holders of, Capital Stock of any Subsidiary (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Subsidiary) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary (other than such Capital Stock held by the Company or any Wholly Owned Subsidiary), or (iv) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition (any such dividend, distribution, purchase, redemption, repurchase, defeasance, or other acquisition or retirement being herein referred to as a "RESTRICTED PAYMENT") unless on the date of declaration and on the date of payment of such Restricted Payment, and after giving effect thereto,

           A. no Default or Event of Default shall have occurred and be continuing, and

           B. the aggregate amount of all Restricted Payments made or declared, directly or indirectly, during the period from October 1, 1996 to and including the date of such payment or declaration (the "COMPUTATION PERIOD") would not exceed the sum of

                 (1) $5,000,000 plus

                 (2) 10% of cumulative Consolidated Net Income (or minus 100% of any Consolidated Net Loss) for the Computation Period, plus

                 (3) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance of shares of its Capital Stock of any class (other than to a Subsidiary or an employee stock ownership plan or similar trust), plus

                 (4) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance of its Capital Stock (other than Redeemable Capital Stock or Exchangeable Capital Stock) to an employee stock ownership plan (provided that if such employee stock ownership plan issues any Debt to finance its purchase of such Capital Stock, such Net Cash Proceeds shall only be included to the extent of any increase in the consolidated net worth of the Company and its Subsidiaries resulting from principal repayments made by such employee stock ownership plan with respect to such Debt), plus

                 (5) the amount by which consolidated Debt of the Company and its Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) after the Closing Date of any Debt of the Company or any of its Subsidiaries convertible or exchangeable for Capital Stock (other than Redeemable Capital Stock or Exchangeable Capital Stock) of the Company (less the amount of any cash, or other property, distributed by the Company or any of its Subsidiaries upon such conversion or exchange).

     The Company will not declare any dividend or other Restricted Payment in respect of its Common Stock of any class payable more than 90 days after the declaration date.

8.4. CONSOLIDATION, MERGER OR DISPOSITION OF ASSETS AS AN ENTIRETY.

      The Company will not, directly or indirectly, merge, consolidate or amalgamate with any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (as an entirety) to any Person, unless

           A. the Company shall be the continuing or surviving corporation, or the continuing, surviving or acquiring Person shall be a solvent corporation, partnership or trust organized in the United States of America and shall expressly assume in writing (in a form reasonably satisfactory to the Required Holders) the due and punctual payment of the principal, premium (if any) and interest on the Notes and all of the other obligations of the Company under this Agreement and the Registration Rights Agreement, and

           B. immediately after any such merger, consolidation, amalgamation, sale, lease or other disposition and giving effect to any concurrent transactions, no Default or Event of Default shall have occurred and be continuing and the Company shall have complied with its obligations under
      Section 11.2 resulting from such transaction.

9.   DEFINITIONS.

9.1. DEFINITIONS.

     Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

     "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. Notwithstanding the foregoing, in no event shall you or any of your Affiliates or any other holder of any Notes be deemed to be an Affiliate of the Company solely by reason of the ownership of the Notes or the Class A Shares acquired upon the conversion of the Notes.

     "APPLICABLE RATE" has the meaning specified in Exhibit A.

     "AS CONVERTED BASIS" means, when used in reference to Notes, whether at the time of a determination of the number of Class A Shares or otherwise, that number of Class A Shares into which such Notes may then be converted based upon the conversion rights of the Notes as adjusted pursuant to Section 11.2.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of directors lawfully exercising the relevant powers of said Board or Directors.

     "BRAC WARRANT" shall mean the warrant issued by the Company to Budget Rent A Car Corporation on August 24, 1994 to purchase 175,000 Class A Shares.

     "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York.

     "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all outstanding obligations of such Person in respect of any rental obligation which is required to be capitalized on the face of a balance sheet of such Person under GAAP, taken at the capitalized amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

     "CHANGE OF CONTROL" means such time as

           (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), excluding any "person" or "group" of which Sandy Miller, John D. Kennedy or Jeffrey D. Cogdon, or their controlled Affiliates, are a substantial part (and for such purpose Messrs. Miller, Kennedy and Cogdon, and their controlled Affiliates, shall not be deemed to be a substantial part of such person or group unless in the aggregate they own beneficially at least 15% of the total then outstanding voting power of the Voting Stock of the Company), (A) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total then outstanding voting power of the Voting Stock of the Company or (B) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the entire Board of Directors;

           (ii) (A) the Company consolidates with or merges into any other Person or conveys, transfers, sells or leases all or substantially all of its assets as an entirety to any Person or (B) any Person merges into the Company, in either event pursuant to a transaction in which Voting Stock of the Company representing more than 50% of the total voting power of the Company outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property; provided that any consolidation, merger, conveyance, transfer, sale or lease between the Company and any of its Subsidiaries

      (including without limitation the reincorporation of the Company in another jurisdiction) shall be excluded from the operation of this clause
      (ii); or

           (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors, or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company's or any of its employee benefit or stock plan's filing (or being required to file after the lapse of time) a Schedule 13D or 14D-1 (or any successor or similar schedule, form or report under the Exchange Act) as a result of the Company or any such plan becoming the beneficial owner of shares of capital stock of the Company entitling such person to exercise a majority of the total voting power of the Voting Stock of the Company.

     "CLASS A SHARES" has the meaning specified in Section 1.1.

     "CLASS B SHARES" has the meaning specified in Section 2.1.

     "CLOSING DATE" has the meaning specified in Section 1.2.

     "CLOSING PRICE" on any Trading Day with respect to the per share price of Class A Shares means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, (i) the reported closing bid price regular way on the Nasdaq Stock Market's National Market if the Class A Shares are listed or admitted to trading on such National Market, or (ii) if the Class A Shares are not listed or admitted to trading on the Nasdaq Stock Market's National Market, the average of the reported closing bid and asked prices regular way on the principal national securities exchange on which the Class A Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Majority Holders.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission and any successor agency of the United States federal government having similar powers.

     "CONSOLIDATED NET INCOME (LOSS)" for any period shall mean the net income
(loss) of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding

           A. the proceeds of any life insurance policy,

           B. any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

           C. any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

           D. any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary prior to its becoming a Subsidiary,

           E. any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

           F. any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

           G. any extraordinary gains not covered by clause B above.

     "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special or toxic waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste regulated under any Environmental Law.

     "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; it being understood that Budget Rent A Car Corporation, merely by virtue of being a franchisor, shall not be deemed to control the Company or any of its other franchisees.

     "CONVERSION PRICE" has the meaning specified in Section 11.1.


     "DEBT" of any person means, without duplication,

           A. the principal of and premium, if any, in respect of (1) indebtedness of such person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

           B. all Capitalized Lease Obligations of such person;

           C. all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

           D. all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses A through C above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

           E. all obligations of such person with respect to the redemption, repayment or other repurchase of any Redeemable Capital Stock or Exchangeable Capital Stock (but excluding any accrued dividends);

           F. all obligations of the type referred to in clauses A through E above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, including any guarantees of such obligations and dividends; and

           G. all obligations of the type referred to in clauses A through F of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Debt of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations referred to above at such date.

     "DEFAULT" means an event which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment, or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "EVENT OF DEFAULT" has the meaning specified in Section 10.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "EXCHANGEABLE CAPITAL STOCK" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Capital Stock nor Redeemable Capital Stock).

     "GAAP" means generally accepted accounting principles from time to time in the United States.

     "GOVERNMENTAL BODY" has the meaning specified in Section 2.5.

     "LIEN" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

     "MAJORITY HOLDERS" means the holder or holders of at least a majority of the aggregate unpaid principal amount of the Notes at the time outstanding.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means, with respect to an action or event or group of actions or events, a material adverse effect on (A) the business, properties or condition (financial or other) of the Company and its Subsidiaries taken as a whole, (B) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents or (C) the legality, validity or enforceability of this Agreement or the other Transaction Documents.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NET CASH PROCEEDS" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "NON-PAYMENT DEFAULT" means, at any time when the Company has outstanding obligations constituting Senior Indebtedness, the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of such Senior Indebtedness, permits one or more holders of such obligations (or a trustee or agent on behalf of the holders thereof) to declare such obligations immediately due and payable prior to the date on which they would otherwise become due and payable, other than a Payment Default.

     "NOTES" has the meaning specified in Section 1.1.

     "NOTE REGISTER" has the meaning specified in Section 13.

     "OBLIGATION" of any Person means any obligation of such Person to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "ORDER" has the meaning specified in Section 2.5.

     "PAYMENT DEFAULT" means a default in the payment of any principal of or premium, if any, interest or sinking fund on, or other payment Obligation of the Company constituting, Senior

Indebtedness when due, whether at maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

     "PERSON" or "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, a joint-stock company, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "REDEEMABLE CAPITAL STOCK" means, any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes; provided that such Redeemable Capital Stock shall not include any Capital Stock redeemable upon a Change of Control and provided further that such redemption rights are subordinate to the Company's obligation to prepay Notes upon a Change of Control pursuant to Section 5.3.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in Section 4.4.

     "REQUIRED HOLDERS" means the holder or holders of at least 66 2/3% of the aggregate unpaid principal amount of the Notes at the time outstanding.

     "REQUIREMENT OF LAW" means, as to any Person, each law, rule or regulation, including Environmental Laws and ERISA, or Order, decree or other determination of an arbitrator or a court or other Governmental Body applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESTRICTED PAYMENT" has the meaning specified in Section 8.3.

     "SEC REPORTS" means the meaning specified in Section 2.2.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable and obligations owing in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Agreement or thereafter created, incurred or assumed: (A) all indebtedness of the Company (including obligations of the Company arising from its guarantee of the indebtedness of others) to banks, insurance companies and other financial institutions evidenced by credit or loan agreements, notes or other written obligations, (B) all other indebtedness of the Company (including obligations of the Company arising from its guarantee of the indebtedness of others) other than the Notes, (C) all Capitalized Lease Obligations of the Company or in respect of any lease or related document (including a purchase agreement) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby effectively guarantees a minimum residual value of the leased property to the lessor and the obligations of the Company under such lease or related document to purchase or cause a third party to purchase such leased property; (D) all obligations of the Company issued or assumed as the deferred purchase price of property (but excluding any portion thereof constituting trade accounts payable arising in the ordinary course) and (E) all obligations of the Company for the reimbursement of any letter of credit or any amendment, renewals, extensions, modifications and refundings; provided that Senior Indebtedness shall not include (i) any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which or pursuant to which, it is issued) expressly provide that such indebtedness or obligation shall not be senior in right of payment to the Notes, or expressly provide that such indebtedness or obligation is pari passu with or junior to the Notes and (ii) accounts payable of the Company to trade creditors.

     "STATED MATURITY" when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "SUBORDINATED OBLIGATION" means, at any date, any Debt of the Company which is subordinate or junior in right of payment to the Notes.

     "SUBSIDIARY" of any Person means any corporation or other entity a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of the Company.

     "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     "TRANSACTION DOCUMENTS" means this Agreement, the Notes and the Registration Rights Agreement.

     "U.S. GOVERNMENT OBLIGATIONS" means securities that are (A) direct obligations of the United States of America for the payment of which is full faith and credit is pledged or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

     "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

9.2. ACCOUNTING TERMS.

     All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP consistently applied. Except as otherwise expressly provided, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

10.   EVENTS OF DEFAULT; REMEDIES.

10.1. EVENTS OF DEFAULT; ACCELERATION OF MATURITY AND RESCISSION.

     If any of the following Events of Default (each an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

           A. default shall be made in the due and punctual payment of any principal of or premium, if any, on any Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by notice of prepayment or otherwise; or

           B. default shall be made in the due and punctual payment of any interest on any Note when and as the same shall become due and payable and such default shall have continued for a period of 30 days; or

           C. default shall be made in the due performance or observance of any term, covenant or agreement contained in Section 5.3 or 5.4; or

           D. the Company or any Subsidiary shall default beyond any applicable grace period in any payment of principal of or premium or interest on any Debt in excess of $10,000,000 in aggregate unpaid principal amount (other than the Notes) or in the due performance or observance of any provision contained in any agreement relating to such Debt the effect of which is
      (1) to cause such Debt to become or be declared due and payable prior to its stated maturity or (2) to require the repayment or repurchase of such Debt prior to its stated maturity, provided that if such default shall be remedied or cured by the Company or waived by the holders of such Debt prior to an acceleration under this Agreement, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the holders of the Notes; or

           E. default or breach shall be made in the performance of any covenant or warranty made by the Company in this Agreement or any other Transaction Document or in any certificate or other writing furnished pursuant hereto or thereto and such default or breach shall have continued for a period of 60 days after the Company becomes aware of such default or breach; or

           F. the Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) admit in writing its inability to pay its debts as such debts become due,
      (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under any law relating to bankruptcy, insolvency or reorganization, (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (6) fail to controvert in a timely or appropriate manner (but within 30 days in any event), or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency or reorganization; or

           G. a proceeding or case shall be commenced against the Company, without the application or consent of the Company in any court of competent jurisdiction seeking (1) its liquidation, reorganization, dissolution or winding up, or composition or readjustment of its debts,
      (2) the appointment of a trustee, receiver, custodian, liquidator, encumbrancer or the like of it or of all or any substantial part of its assets or (3) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under any law relating to bankruptcy, insolvency or reorganization against the Company;

then (i) upon the occurrence of any Event of Default described in Subsection F or G, the unpaid principal amount of all Notes, together with the interest accrued thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, or (ii) upon the occurrence and during the continuance of any other Event of Default, the holders of at least 25% of the unpaid principal amount of the Notes at the time may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

     The provisions of this Section are subject, however, to the condition that if, at any time after any Note shall have become declared due and payable, the Company shall pay all arrears of interest on the Notes and all payments on account of the principal of and premium (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on such principal, premium (if any) and, to the extent permitted by law, on overdue payments of interest, at the respective rates specified in the Notes with respect to overdue payments) and an additional amount sufficient to reimburse the holders of the Notes for the reasonable costs and expenses incurred in connection with any such declaration, and all Events of Default (other than nonpayment of principal of, premium, if any, and accrued interest on Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 15, then, and in every such case, the Majority Holders, by written notice to the Company, may rescind and annul any such acceleration of Notes and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

10.2. SUITS FOR ENFORCEMENT.

     If any Event of Default shall have occurred and be continuing, the holder of any of the Notes may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or in the other Transaction Documents, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holder of such Note.

     Without limiting the generality of Section 19.1, the Company covenants that, if default shall be made in the making of any payment due under any Note or in the performance or observance of any agreement contained in this Agreement or the other Transaction Documents, the Company will pay to each holder of Notes such further amounts, to the extent lawful, as shall be sufficient to pay all costs and expenses of collection or of otherwise enforcing such holder's rights under this Agreement or the other Transaction Documents, including counsel fees.

10.3. REMEDIES CUMULATIVE.

     No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

10.4. REMEDIES NOT WAIVED.

     No course of dealing between the Company and you or the holder of any Note and no delay or failure in exercising any rights hereunder or under any other Transaction Document in respect of such Note shall operate as a waiver of any of your rights or the rights of any holder of such Note.

11.   CONVERSION AND EXCHANGE OF NOTES; ANTIDILUTION PROVISIONS.

11.1. CONVERSION OF NOTES.

     Each Note will be convertible, in whole or in part, at any time at the option of the holder thereof, into such number of whole Class A Shares as is equal to the unpaid principal amount being converted of such Note divided by the conversion price of $20.07 per share, subject to adjustment as described in
Section 11.2 (the "CONVERSION PRICE"). The Company will pay to the holder of each Note being so converted all accrued and unpaid interest on such Note (or portion thereof being converted) to the date of such conversion. Notes called for prepayment pursuant to Section 5.1 will not be convertible after the close of business on the Business Day preceding the date fixed for such prepayment, unless the Company defaults in payment of the amount due upon such prepayment.

11.2. ANTIDILUTION PROVISIONS; ACCRUED INTEREST AND FRACTIONAL SHARES; MECHANICS OF CONVERSION; NO IMPAIRMENT; ETC.

     A. The Conversion Price is subject to adjustment from time to time as follows:

           (1) In case the Company shall (a) subdivide its outstanding shares of Class A Shares into a greater number of shares or (b) combine its outstanding Class A Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any security thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Shares which such holder would have received or been entitled to receive immediately following such action had such security been converted immediately prior thereto. An adjustment made pursuant to this clause (1) shall become effective immediately.

           (2) In case the Company shall pay a dividend or make a distribution on Class A Shares in Class A Shares, on the day after the record date for the determination of holders entitled to receive such dividend or distribution, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall be reduced to the product of:

                 (a) the Conversion Price in effect immediately prior to the record date for the determination of holders entitled to receive such dividend or distribution multiplied by a fraction, of which

                 (b) the numerator shall be the number of Class A Shares
            outstanding at the close of business on the date fixed for such determination, and of which

                 (c) the denominator shall be the sum of such number of Class A
            Shares and the total number of Class A Shares constituting such dividend or other distribution.

      Such adjustment shall become effective immediately, except as provided in clause (7) below, on the day after the record date for the determination of holders entitled to receive such dividend or distribution. For the purposes of this clause (2), the number of Class A Shares at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on Class A Shares held in the treasury of the Company.

           (3) In case the Company shall issue rights, warrants or options to all holders of Class A Shares entitling them (for a period expiring within 45 days after the record date therefor) to subscribe for or purchase Class A Shares at a price per share less than the Current Market Price per share (as determined pursuant to clause (6) below) of the Class A Shares on the day after the record date for the determination of holders entitled to receive such rights, warrants or options, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that it shall equal the price determined by multiplying:

                 (a) the Conversion Price in effect immediately prior to the date of issuance of such rights, warrants or options by a fraction, of which

                 (b) the numerator shall be (i) the number of Class A Shares outstanding on the date of issuance of such rights, warrants or options immediately prior to such issuance, plus (ii) the number of Class A Shares which the aggregate offering price of the total number of Class A Shares so offered for subscription or purchase would purchase at such Current Market Price (determined by multiplying such total number of Class A Shares by the sum of the exercise price of such rights, warrants or options plus the fair market value of any consideration paid to the Company for such rights, warrants or options and dividing the product so obtained by such Current Market Price), and of which

                 (c) the denominator shall be (i) the number of Class A Shares outstanding on the date of issuance of such rights, warrants or options, immediately prior to such issuance, plus (ii) the number of additional Class A Shares which are so offered for subscription or purchase.

      Such adjustment shall become effective immediately, except as provided in clause (7) below, on the day after the record date for the determination of holders entitled to receive such rights, warrants or options. For the purposes of this clause (3), the number of Class A Shares at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights, warrants or options in respect of Class A Shares held in the treasury of the Company.

            (4) In case the Company shall issue to an Affiliate Class A Shares at a net price per share less than the Current Market Price per share (as determined pursuant to clause (6) below), on the date the Company fixes the offering price of such additional shares, the Conversion Price shall be reduced so that it shall equal the price determined by multiplying:

                 (a) such Conversion Price in effect immediately prior thereto by a fraction, of which

                 (b) the numerator shall be (i) the number of Class A Shares outstanding immediately prior to the issuance of such additional shares, plus (ii) the number of Class A Shares which the aggregate offering price of the total number of Class A Shares so offered would purchase at the Current Market Price, and of which

                 (c) the denominator shall be the number of Class A Shares that would be outstanding immediately after the issuance of such additional shares.

      Such adjustment shall become effective immediately after the issuance of such Class A Shares. An adjustment shall be made successively whenever such an issuance is made. For the purposes of this clause (4), the number of Class A Shares at any time outstanding shall not include shares held in the treasury of the Company. This clause (4) shall not apply to Class A Shares issued to any Affiliate under bona fide benefits plans adopted by the Board of Directors for the benefit of the Company's directors, employees, consultants and advisers and approved by the holders of Class A Shares if required by law.

           (5) In case the Company shall distribute to all or substantially all holders of Class A Shares documents or instruments evidencing indebtedness, equity securities (including equity interests in a Subsidiary) other than Class A Shares, or other assets (other than ordinary cash dividends out of earnings), or shall distribute to all or substantially all holders of Class A Shares rights, warrants or options to subscribe to securities (other than those referred to in clause (3) above), then in each such case the Company shall pay to the holder of each Note such holder's pro rata share, on an As Converted Basis in respect of such Note, of such distributions.

           (6) For the purpose of any computation under clause (3) or (4) above, the "CURRENT MARKET PRICE" per Class A Share on any date of determination shall be deemed to be the average of the last sale prices of a Class A Share for the ten consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before the day (the "BENCHMARK DATE") which is the earlier of (a) such date of determination and (b) the day immediately preceding the "ex" date with respect to the issuance or distribution requiring such computation, and ending not later than the Benchmark Date. For purposes of this clause (6), the term "'EX' DATE", when used with respect to any issuance or distribution, means the first date on which the Class A Shares trade regular way on the principal national securities exchange on which the Class A Shares are listed or admitted to trading (or if not so listed or admitted on The Nasdaq Stock Market or a similar organization if The Nasdaq Stock Market is no longer reporting trading information) without the right to receive such issuance or distribution.

           (7) In any case in which this Section 11.2 shall require that an adjustment be made on the day after a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Note converted after such record date and before such adjustment shall have become effective (a) defer making any cash payment or issuing to the holder of such Note the number of Class A Shares and other capital stock of the Company issuable upon such conversion in excess of the number of Class A Shares and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (b) not later than five Business Days after such adjustment shall have become effective, pay to such holder the appropriate cash payment and issue to such holder the additional Class A Shares and other capital stock of the Company issuable on such conversion.

           (8) No adjustment in the Conversion Price shall be required in respect of any dividend or distribution if holders of the Notes may participate therein (on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate) and receive the same consideration they would have received if they had converted the Notes immediately prior to the record date with respect to such dividend or distribution. In addition, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price, provided that any adjustment which by reason of this clause (8) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
      Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

           (9) Except as expressly set forth in this Section 11.2, no adjustment in the Conversion Price shall be made because the Company issues, in exchange for cash, property or services, Class A Shares, or any securities convertible into or exchangeable for Class A Shares, or securities (including warrants, rights and options) carrying the right to subscribe for or purchase Class A Shares or such convertible or exchangeable securities (including Class B Shares).

           (10) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly give each holder of Notes a notice of such adjustment accompanied by a copy of a certificate signed by a Senior Financial Officer setting forth the Conversion Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based.

           (11) At its option, the Company may make such reduction in the Conversion Price, in addition to those otherwise required by this Section 11.2, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Class A Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that any such reduction shall not be effective until written evidence of the action of the Board of Directors authorizing such reduction shall be filed with the secretary of the Company and notice thereof shall have been given to each holder of Notes.

           (12) Notwithstanding any other provision of this Section 11.2, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Class A Shares, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (i) to increase the par value per share of the Class A Shares or (ii) that would or does result in any adjustment in the Conversion Price that, if made without giving effect to the previous sentence, would cause the Conversion Price to be less than the then par value per share of the Class A Shares.

     B. If any transaction shall occur, including without limitation (1) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (2) any consolidation, merger or amalgamation of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (3) any sale or transfer of all or substantially all of the assets of the Company, or
(4) any compulsory share exchange, pursuant to any of which holders of Class A Shares or Class B Shares shall be entitled to receive other securities, cash or other property, then appropriate provision satisfactory to the Majority Holders shall be made so that the holder of each Note then outstanding shall have the right thereafter to convert such Note only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer, or share exchange by a holder of the number of Class A Shares issuable upon conversion of such Note immediately prior to such recapitalization, reclassification, consolidation, merger, amalgamation, sale, transfer or share exchange, after giving effect to any adjustment in the Conversion Price in accordance with this Section 11.2, assuming such holder of Class A Shares is not a company formed by such consolidation or amalgamation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be (the "CONSTITUENT PERSON"), and the Company shall not enter into any such consolidation, merger, amalgamation or sale, unless the Constituent Person shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 11.2. Prior to the occurrence of any such transaction, the Company may prepay the Notes pursuant to Section 5.1, if such prepayment is then permitted by said Section.

     C. Interest shall cease to accrue on the Notes surrendered for conversion into Class A Shares pursuant to Section 11.1. No fractional Class A Shares shall be issued upon conversion of any Note. In lieu of any fractional shares to which the holder of any Note would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the fair market value (determined in good faith by the Board of Directors and described in a resolution of the Board of Directors) of such share at the time of conversion.

     D. Before any holder of a Note shall be entitled to convert the same into Class A Shares pursuant to Section 11.1 and to receive certificates therefor, such holder shall surrender such Note to be converted at the office of the Company where the Note Register is maintained pursuant to Section 13 or at the place of payment named in such Note, and shall give written notice to the Company at such office or place of payment that such holder elects to convert the same. Such conversion pursuant to Section 11.1 shall be deemed to have been made immediately prior to the close of business on the date of such surrender and the person or persons entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Shares on such date. The Company shall, within five Business Days after such surrender, issue and deliver at such office or place of payment to the holder of such Note (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of Class A Shares to which such holder shall be entitled as aforesaid and a check payable to such holder for any cash amounts payable as the result of a conversion into fractional Class A Shares. In case any Note shall be surrendered for conversion of only a part of the unpaid principal amount thereof, the Company shall deliver within five Business Days at such office or place of payment a new Note or Notes, as may be requested by such holder and payable to such holder, in the same aggregate unpaid principal amount as the unpaid principal amount of the Note so surrendered which is not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the Class A Shares issuable upon conversion of any Notes unless such Note is either delivered to the Company or the Company shall have received evidence pursuant to Section 14 that such Note has been lost, stolen, destroyed or mutilated and an indemnity satisfactory to the Company pursuant to said Section. The issuance of certificates of Class A Shares issuable upon conversion of Notes shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof, provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Notes being converted, and provided further that the Company in no event shall be required to pay any income taxes which may be incurred by any holder upon such conversion or transfer.

     E. The Company will not, through any reorganization, transfer of assets, consolidation, merger, amalgamation, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Notes against impairment.

     F. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Shares, for the purpose of effecting the conversion of Notes, the full number of Class A Shares then issuable upon the conversion of all outstanding Notes. The Company covenants that all Class A Shares issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Subsection D above, the Company will pay all taxes and charges with respect to the issue thereof.

12.   SUBORDINATION OF NOTES.

12.1. GENERAL.

     Notwithstanding any provision of this Agreement or the Notes to the contrary, payments of the principal of and premium, if any, and interest on the Notes shall be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness to the extent and in the manner provided in this Section.

12.2. DISTRIBUTION ON DISSOLUTION, LIQUIDATION AND REORGANIZATION;
      SUBROGATION.

     Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Section 12 upon the Senior Indebtedness and the holders thereof, with respect to the Notes and the holders thereof, by a lawful plan of reorganization under applicable bankruptcy law),

           A. the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before the holders of the Notes are entitled to receive any payment upon the principal of or premium, if any, or interest on the Notes;

           B. any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the provisions of this
      Section 12 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payments in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

           C. in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holders of the Notes before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for and paid over to the holders of such Senior Indebtedness, or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full and no such payments or distributions to the holders of the Notes of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes. It is understood that the provisions of this Section 12 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 12 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the holders of the Notes, as the case may be, the obligations of the Company, which are unconditional and absolute, to pay to the holders of the Notes principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Notes prevent holders of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 12 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     If any holder of Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Notes.

12.3. NO PAYMENT IN EVENT OF DEFAULT ON SENIOR INDEBTEDNESS.

     In the event that any Payment Default shall have occurred and be continuing, then no payment on account of any principal, premium (if any), interest, or prepayment of the Notes shall be made unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness.

     In the event that any Non-Payment Default shall have occurred with respect to any Senior Indebtedness and be continuing, then, upon the receipt by the holder of the Notes of written notice of such Non-Payment Default from a holder of such Senior Indebtedness or a representative thereof, no payment on account of any principal, premium (if any) or interest in respect of the Notes shall be made during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Non-Payment Default shall have been cured or waived or shall have ceased to exist or any acceleration of the Senior Indebtedness to which such Non-Payment Default relates shall have been rescinded or annulled or such Senior Indebtedness shall have been discharged and (ii) the 180th day after the date of such receipt of such written notice. During any 360-day period the aggregate of all Payment Blockage Periods shall not exceed 180 days and there shall be a period of at least 180 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Payment Default or Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Payment Default or Non-Payment

Default shall have been cured for a period of not less than 60 consecutive days.

     If notwithstanding the foregoing the Company shall make any payment to the holder of any Note prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, be actually known to such holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

     The provisions of this Section shall not apply to any payment with respect to which Section 12.2 would be applied.

12.4. PAYMENTS PERMITTED.

     Nothing contained in this Agreement or in any of the Notes shall affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Sections 12.2 and 12.3, payments of principal of, premium, if any, or interest on the Notes.

12.5. MODIFICATION OF TERMS OF SENIOR INDEBTEDNESS.

     Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of defaults thereunder, may be made or done all without notice to or assent from the holders of the Notes.

     No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Section 12 or of the Notes relating to the subordination thereof.

13. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; RESTRICTIVE LEGENDS TRANSFER RESTRICTIONS.

     The Company will keep at the Company's principal office, or at such other office or agency in the United States as the Company may from time to time designate in writing to the holders of the Notes, a register (the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Notes.

     Whenever a Note shall be surrendered either at such office of the Company or at the place of payment named in such

Note, for transfer or exchange, within five Business Days thereafter the Company will execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the aggregate unpaid principal amount as the series and unpaid principal amount of the Note so surrendered. Each such new Note shall be payable to such Person as such holder may request. Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing. Any
Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the holder requesting the exchange.

     The Company and any agent of the Company may deem and treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of the principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and the Company shall not be affected by notice to the contrary.

     The certificates evidencing the Notes and any Class A Shares issuable upon conversion of the Notes shall bear at the time of issuance a legend in substantially the following form:

            "This security has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and this security may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and laws and the respective rules and regulations thereunder. The transferability of this security is also subject to restrictions contained in a Note Purchase Agreement and a Registration Rights Agreement which agreements the Company will furnish to the holder of this security upon request."

14.  LOST, ETC., NOTES.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter the Company will deliver in lieu of such Note a new Note in a like unpaid principal amount, dated as of the date to which interest has been paid thereon or dated the date of the lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. In the case of you, or any other institutional investor holder of a Note having (individually or as a member of an affiliated group) at least $1,000,000 in total assets, your or such holder's unsecured agreement of indemnity shall be deemed satisfactory to the Company.

15.  AMENDMENT AND WAIVER.

     A. Any provision of this Agreement or the other Transaction Documents may, with the consent of the Company, be amended or waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Holders, provided that

           (1) no such amendment or waiver shall

                 (a) change the rate or time of payment of interest on any of the Notes, change the number or the method of calculating the number of Class A Shares that may be purchased upon conversion of any Note or the Conversion Price in respect of such Class A Shares, or modify
            Section 16, without the consent of the holder of each Note so affected,

                 (b) modify any of the provisions of this Agreement with respect to the payment or prepayment or purchase of Notes, or change the percentage of the principal amount of the Notes the holders of which are required with respect to any such amendment or to effectuate any such waiver, or to accelerate any Note or Notes, without the consent of the holders of all of the Notes then outstanding, or

                 (c) be effective prior to the Closing Date without your
            consent, and

           (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

     B. Any amendment or waiver pursuant to Subsection A above shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any such Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note.

     C. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the other Transaction Documents unless each holder of a Note affected thereby shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section shall be delivered by the Company to each holder of Notes forthwith following the date on which the same shall have become effective. Neither the Company nor any of its Affiliates will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any such amendment or waiver unless such remuneration is concurrently paid ratably to the holders of all of the Notes then outstanding.

     D. For purposes of determining whether the holders of outstanding Notes of the requisite percentage of unpaid principal amount at any time have taken any action authorized by this Section or otherwise by this Agreement, any Notes owned by the Company, any Subsidiary or any Affiliate of the Company shall be deemed not outstanding.

16.  HOME OFFICE PAYMENT.

     Notwithstanding anything to the contrary in this Agreement or the Transaction Documents, so long as you or any nominee designated by you shall be the holder of any Note, the Company shall pay all amounts which become due and payable on such Note by wire or electronic funds transfer of immediately available funds to you at your address set forth in Schedule I on the date any such amounts become due, or at such other place in the United States and in such other manner as you may designate by notice to the Company, without presentation or surrender of such Note. You agree that prior to the sale, transfer or other disposition of any Note, you will make notation thereon of the portion of the principal amount prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes of the same series aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company agrees that the provisions of this Section shall inure to the benefit of any other institutional investor holder of a Note (or nominee thereof) who shall have agreed to comply with the requirements of this Section.

17.  LIABILITIES OF THE PURCHASER.

     Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation of you or any other holder of any of the Notes to enforce any provision hereof or of any of the other Transaction Documents for the benefit or on behalf of any other Person who may be the holder of any of the Notes.

18.  CERTAIN TAXES.

     The Company agrees to pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement or the other Transaction Documents (but not the transfer of any Note) or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents and will save you and all subsequent holders harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment or conversion of the Notes.

19.   MISCELLANEOUS.

19.1. EXPENSES.

     The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay all reasonable expenses incident to such transactions (including all document production costs and other expenses, the fees and disbursements of your special counsel for their services with relation to such transactions the expenses of obtaining a private placement number for the Notes and all out-of-pocket expenses in connection with the shipping to and from your office or the office of your nominee of the Notes and upon any exchange or substitution pursuant to the provisions of this Agreement or the other Transaction Documents), and to reimburse you for any reasonable out-of-pocket expenses in connection therewith. The Company also agrees to pay all reasonable expenses incurred by you (including reasonable counsel and financial adviser fees) in connection with the enforcement and collection of the Notes, the enforcement of this Agreement or the other Transaction Documents, responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any holder's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case, and in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents, whether or not the same shall become effective. The obligations of the Company under this Section and Section 10.2 shall survive the payment or conversion of the Notes.

     In furtherance of the foregoing, on the Closing Date the Company will pay or cause to be paid the reasonable fees and disbursements of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the Closing Date. The Company will also pay, promptly upon receipt of supplemental statements therefor, additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing Date).

19.2. RELIANCE ON AND SURVIVAL OF REPRESENTATIONS.

     All agreements, representations and warranties of the Company or any Subsidiary contained herein and in any certificates or other instruments delivered pursuant to this Agreement shall (A) be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (B) shall survive the execution and delivery of this Agreement and the delivery of the Notes to you, and shall continue in effect so long as any Note is outstanding and thereafter as provided in Sections 18, 19.1 and 19.6.

19.3. SUCCESSORS AND ASSIGNS.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its permitted successors and assigns hereunder, you and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by all holders from time to time of the Notes, provided that the benefits of Sections 6, 7, 14 (as to satisfactory indemnity) and 16 shall be limited as provided therein.

19.4. COMMUNICATIONS.

     Except as otherwise specifically provided herein, all notices and other communications provided for in this Agreement shall be in writing and shall be sent by confirmed facsimile transmission (hard copy to be sent by overnight mail on the date of such transmission) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt)

           A. if to the Company, at the address set forth at the beginning of this Agreement, to the attention of Sanford Miller, or at such other address as the Company may hereafter designate by notice to you and to each other holder of a Note at the time outstanding,

           B. if to you, at your address as set forth in Schedule I or at such other address as you may hereafter designate by notice to the Company, or

           C. if to any other holder of a Note, at the address of such holder as it appears on the Note Register.

     Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on
Schedule I or the Note Register, as the case may be.

19.5. CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

     A. The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     B. The Company consents to process being served in any suit, action or proceeding of the nature referred to in Subsection A above by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 19.4 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

     C. Nothing in this Section 19.5 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     D. THE COMPANY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

19.6. INDEMNIFICATION.

     The Company agrees, to the fullest extent permitted by applicable law, to indemnify, exonerate and hold you and each of your officers, directors, employees and agents (collectively the "INDEMNITEES" and individually an "INDEMNITEE") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements (collectively the "INDEMNIFIED LIABILITIES") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to, any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes or the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any instrument contemplated hereby by any of the Indemnitees, except as to any Indemnitee for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct; and if and to the extent the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section shall survive payment or conversion of the Notes.

19.7. GOVERNING LAW.

     This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

19.8. HEADINGS.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

19.9. COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Agreement shall become a binding agreement between you and the Company.

                                   Very truly yours,

                                   TEAM RENTAL GROUP, INC.

                                   By SANFORD MILLER
                                      Chief Executive Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

[The forms of signatures by each of the Purchasers, as they appear on the respective Note Purchase Agreements, are set forth below.]

METROPOLITAN LIFE INSURANCE COMPANY

By   MICHAEL J. MAZZOLA
     Assistant Vice President

By   THOMAS C. HOI
     Associate General Counsel

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

By   JOHN P. SHEA
     Senior Investment Officer

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By   JOHN P. SHEA
     Vice President - Investments

SIGNATURE 1A (CAYMAN), LTD.

By   JOHN HANCOCK MUTUAL LIFE INSURANCE
       COMPANY, PORTFOLIO ADVISER

     By   GEORGE H. BRAUN
          Vice President


NEW YORK LIFE INSURANCE COMPANY

By   STEVEN M. BENEVENTO
     Assistant Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By   JOHN B. JOYCE
     Managing Director

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

By   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
       ITS INVESTMENT MANAGER

     By   JOHN B. JOYCE
          Managing Director

MASSMUTUAL PARTICIPATION INVESTORS

By   JOHN B. JOYCE
     Vice President

MASSMUTUAL CORPORATE INVESTORS

By   JOHN B. JOYCE
     Vice President